Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of BioMarin Pharmaceutical Inc. of our report dated February 24, 2011 relating to the financial statements of Biomarin/Genzyme LLC, which appears in BioMarin Pharmaceutical Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

May 30, 2012